 Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group Appoints Simon Orange to Board of Directors

WESTON, FL--(Marketwired - Jan 5, 2017) - Monaker Group, Inc., ( OTCQB : MKGI ) a technology-driven travel company focused on the alternative lodging rental (ALR) market, has appointed Simon Orange, the founding partner and chairman of CorpAcq, to the company's board of directors. The appointment increases the board to five members, with three serving independently.

"Simon brings to Monaker extensive knowledge and experience in the investment industry, from corporate finance and M&As to building global growth companies," said the company's chairman and CEO, Bill Kerby. "We expect Simon's contribution of capital market insights and guidance to have an important and valuable impact on our business as we expand our base of travel customers and partners around the world."

In 2006, Orange co-founded CorpAcq, where he has been responsible for identifying and negotiating acquisitions in conjunction with its corporate finance partners, as well overseeing strategic development, funding, and partnerships. Following a "buy and build" approach, CorpAcq maintains long-term investments in a diverse portfolio of successful businesses. Currently comprised of 19 portfolio companies, CorpAcq has been recognized as one of the fastest growing enterprises in the UK. Orange has been involved in funding and managing the growth of numerous business ventures, some which have been acquired by NASDAQ and London Stock Exchange listed companies. He is also a founding member of Cicero Consulting Group, based in New York City.

"I have long been passionate about travel, and intrigued with how technology continues to transform the hospitality and travel landscape," commented Orange. "I'm honored and excited to join the Monaker board and leadership teams, particularly at this pivotal stage of the company's development, with the near-term launch of its unique booking platform that for the first time will provide 'real-time' alternative lodging reservations along with mainstream travel products and services all on a single site."

The appointment of Orange also advances the company's plans for a NASDAQ Stock Market up-listing by addressing certain corporate governance requirements.

"While Simon's appointment satisfies the listing requirements for an independent majority, we are continuing our search and evaluation process to bring on additional board members who will strengthen our leadership and composition of our board committees," added Kerby. "We expect to announce such additional appointments in the near term."

About Monaker

Monaker Group, Inc. is a technology driven travel company with several divisions and brands that build upon more than 65 years of operational experience in leisure travel. Monaker's flagship NextTrip website is powered by the industry's first real-time booking engine that offers extensive choices in alternative lodging (vacation home rentals, resort residences and unused timeshares) along with a vast array of airlines, hotels, cruises, rental cars, tours and concierge services, all in a single platform. The site features rich content, imagery and high-quality video that enhances a traveler's booking experience and assists them in the search, decision and purchasing process. By combining key features and functionality with advanced technology and established travel brands, NextTrip offers comprehensive vacation alternatives at best-pricing. For more information, visit www.monakergroup.com or www.nexttrip.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning the plans and expectations of Monaker Group, Inc. These statements are only predictions and actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, some of which are out of our control. The potential risks and uncertainties include, among others, or the expectations of future growth may not be realized. These forward-looking statements are made only as of the date hereof, and Monaker Group undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Monaker Group's annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company's Annual Report on Form 10-K for the period ended February 29, 2016 which has been filed with the SEC and is available at the SEC's website at www.sec.gov.